SECURITIES AND EXCHANGE COMMISSION
			Washington, DC  20549

				FORM 8-A

	FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
		PURSUANT TO SECTION 12(b) OR (g) OF
		THE SECURITIES EXCHANGE ACT OF 1934

			Chapman Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

	Maryland				52-2069777
(State of Incorporation		(IRS Employer Identification No.)
	or Organization)

	The World Trade Center-Baltimore
	28th Floor, 401 E. Pratt Street
	Baltimore, MD				21202
   (Address of principal executive offices)	  (Zip Code)

If this form relates to the   	If this form relates to the
registration of a class of    	registration of a class of
securities pursuant to Section	securities pursuant to Section
12(b) of the Exchange Act and 	12(g) of the Exchange Act and
is effective pursuant to      	is effective pursuant to
General Instruction A.(c),    	General Instruction A.(d),
please check the following box.	please check the following
[  ]                          	box. [X]

Securities Act registration statement file number to which this
form relates (If applicable):	333-43487

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class				Name of Each Exchange on Which
to be so Registered				Each Class is to be Registered
	None							None

Securities to be registered pursuant to Section 12(g) of the Act:

	Common Stock, par value $0.001 per share
		(Title of Class)

Item 1.	Description of Registrant's Securities to be
Registered.

	Holders of common stock, par value $0.001 per share (the "Common Stock"), of Chapman Holdings, Inc. (the "Company") to be registered hereunder are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Item 2.		Exhibits.

	A.	Articles of Incorporation dated December 12, 1997
(incorporated herein by reference to the Company's
Registration Statement on Form SB-2 No. 333-43487) dated December 30, 1997).

	B.	Bylaws of the Company dated December 12,
1997(incorporated herein by reference to the Company's Registration Statement on Form SB-2 No.
333-43487) dated December 30, 1997).

	C.	Form of Specimen of Common Stock Certificate
(incorporated herein by reference to the Company's
Registration Statement on Form SB-2 No. 333-43487) dated December 30, 1997).

		SIGNATURES

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

					CHAPMAN HOLDINGS, INC.


Date:  January 5, 1998
					By: /S/ NATHAN A. CHAPMAN, JR.
					Nathan A. Chapman, Jr.
					President

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